Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND QUARTER FISCAL 2017 RESULTS

San Jose, CA — April 24, 2017.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the second fiscal quarter ended April 1, 2017.

Second Quarter Fiscal 2017 Summary

•            Revenue of $1.68 billion

•            GAAP operating margin of 3.5 percent

•            GAAP diluted earnings per share of $0.41

•            Non-GAAP(1) operating margin of 4.2 percent

•            Non-GAAP(1) diluted earnings per share of $0.76

Revenue for the second quarter was $1.68 billion, compared to $1.72 billion in the prior quarter and $1.61 billion for the same period of fiscal 2016.

GAAP operating income in the second quarter was $58.2 million or 3.5 percent of revenue, compared to $61.1 million or 3.8 percent of revenue for the second quarter fiscal 2016.  GAAP net income in the second quarter was $31.7 million, compared to $30.4 million for the same period a year ago.  GAAP diluted earnings per share were $0.41, compared to $0.39 in the second quarter of fiscal 2016.

Non-GAAP operating income in the second quarter was $70.9 million or 4.2 percent of revenue, compared to $65.4 million or 4.1 percent of revenue in the second quarter fiscal 2016.  Non-GAAP net income in the second quarter was $59.1 million, compared to $49.3 million in the same period a year ago.  Non-GAAP diluted earnings per share for the quarter were $0.76, compared to $0.63 for the same period a year ago.

“We delivered another quarter of consistent operating margin, EPS expansion and solid cash flow generation,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.  “We expect the second half of the fiscal year to be stronger than the first half.  We remain confident in our strategy and our ability to drive continuous improvements in fiscal 2017,” concluded Mr. Sola.

Balance Sheet Summary

•            Ending cash and cash equivalents were $432.5 million

•            Cash flow from operations was $88.7 million

•            Inventory turns were 6.2x

•            Cash cycle days were 41.9 days

Third Quarter Fiscal 2017 Outlook

The following forecast is for the third fiscal quarter ending July 1, 2017.  These statements are forward-looking and actual results may differ materially.

•            Revenue between $1.7 billion to $1.8 billion

•            GAAP diluted earnings per share between $0.65 to $0.70, including stock-based compensation expense of $0.06 and amortization of intangible assets of $0.01

•            Non-GAAP diluted earnings per share between $0.72 to $0.77

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter on Monday, April 24, 2017 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 9036196.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy, and industries that include embedded computing technologies, such as point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the third quarter fiscal 2017 and expectations for the second half of fiscal 2017, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; risks arising from our international operations; competition that could cause us to lose sales; reliance on a relatively small number of customers for a substantial portion of our sales; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	April 1,	October 1,
	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$432,527	$398,288
Accounts receivable, net	971,363	973,680
Inventories	1,019,155	946,239
Prepaid expenses and other current assets	54,362	57,445
Total current assets	2,477,407	2,375,652

Property, plant and equipment, net	623,037	617,524
Deferred tax assets	500,675	514,314
Other	118,989	117,732
Total assets	$3,720,108	$3,625,222

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,174,209	$1,121,135
Accrued liabilities	130,724	124,386
Accrued payroll and related benefits	118,852	127,326
Short-term debt	3,416	28,416
Total current liabilities	1,427,201	1,401,263

Long-term liabilities:
Long-term debt	393,762	434,059
Other	182,442	180,097
Total long-term liabilities	576,204	614,156

Stockholders’ equity	1,716,703	1,609,803
Total liabilities and stockholders’ equity	$3,720,108	$3,625,222

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2017	2016	2017	2016

Net sales	$1,682,262	$1,611,174	$3,402,239	$3,145,888
Cost of sales	1,549,052	1,474,462	3,136,867	2,885,538
Gross profit	133,210	136,712	265,372	260,350

Operating expenses:
Selling, general and administrative	62,388	63,494	127,528	121,187
Research and development	8,437	9,997	16,608	19,644
Amortization of intangible assets	918	918	1,836	1,610
Restructuring costs	3,301	1,204	4,029	1,757
Asset impairments	—	—	—	1,000
Gain on sales of long-lived assets	—	—	(1,451)	—
Total operating expenses	75,044	75,613	148,550	145,198

Operating income	58,166	61,099	116,822	115,152

Interest income	238	159	439	307
Interest expense	(5,486)	(6,353)	(10,753)	(12,231)
Other income, net	3,812	489	5,069	271
Interest and other, net	(1,436)	(5,705)	(5,245)	(11,653)

Income before income taxes	56,730	55,394	111,577	103,499

Provision for income taxes	25,013	25,033	34,996	46,000

Net income	$31,717	$30,361	$76,581	$57,499

Basic income per share	$0.42	$0.40	$1.03	$0.75
Diluted income per share	$0.41	$0.39	$0.99	$0.72

Weighted-average shares used in computing per share amounts:
Basic	74,761	75,477	74,156	76,605
Diluted	77,864	78,525	77,531	79,740

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016

GAAP Operating Income	$58,166	$61,099
GAAP operating margin	3.5%	3.8%
Adjustments:
Stock compensation expense (1)	7,642	8,485
Amortization of intangible assets	1,820	2,120
Reversal of contingent consideration accrual (2)	—	(7,558)
Restructuring costs	3,301	1,204
Gain on sales of long-lived assets	—	—
Asset impairments	—	—
Non-GAAP Operating Income	$70,929	$65,350
Non-GAAP operating margin	4.2%	4.1%

GAAP Net Income	$31,717	$30,361

Adjustments:
Operating income adjustments (see above), net of tax	8,079	2,691
Bargain purchase gain, net of tax (3)	—	(1,642)
Adjustments for deferred tax and discrete tax items	19,273	17,892
Non-GAAP Net Income	$59,069	$49,302

GAAP Net Income Per Share:
Basic	$0.42	$0.40
Diluted	$0.41	$0.39

Non-GAAP Net Income Per Share:
Basic	$0.79	$0.65
Diluted	$0.76	$0.63

Weighted-average shares used in computing per share amounts:
Basic	74,761	75,477
Diluted	77,864	78,525

(1)                                 Stock compensation expense was as follows:

	Three Months Ended
	April 1,	April 2,
	2017	2016

Cost of sales	$2,035	$1,932
Selling, general and administrative	5,376	6,422
Research and development	231	131
Total	$7,642	$8,485

(2)                                 Represents a reduction in an accrual for contingent consideration related to an acquisiton completed in a previous period.

(3)                                 Represents a bargain purchase gain, net of tax, recorded in connection with an acquisition.

Schedule 1

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company and may exclude different items than those excluded by the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.  However, restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company’s core results with those of its competitors.